[EXHIBIT 3]

[EXHIBIT 3]

Control No. **K508218**

STATE OF GEORGIA

Secretary of State

Corporations Division
315 West Tower
#2 Martin Luther King, Jr. Dr.
Atlanta, Georgia 30334-1530

CERTIFICATE OF AMENDMENT

NAME CHANGE

I, **Wesley B. Tailor**, the Deputy Secretary of State and the Corporations Commissioner of the State of Georgia, hereby certify under the seal of my office that

WOODSTOCK FINANCIAL GROUP, INC.
a Domestic Profit Corporation

has filed articles/certificate of amendment in the Office of the Secretary of State on **01/20/2010** changing its name to

WOODSTOCK HOLDINGS, INC.

and has paid the required fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles/ certificate of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on January 20, 2010

STATE OF GEORGIA 1776

Wesley B Tailor

Wesley B. Tailor
Deputy Secretary of State

Control No: K508218
Date Filed: 01/20/2010 12:00 AM
Wesley B. Tailor
Deputy Secretary of State

Office Of The Secretary Of State
Corporations Division

Karen Handel
Secretary Of State

Articles Of Amendment Of Articles Of Incorporation

Article One
The Name Of The Corporation Is:

Woodstock Financial Group, Inc.

Article Two
The Corporation Hereby Adopts The Following Amendment To Change The Name Of The Corporation. The New Name Of The Corporation Is:

Woodstock Holdings, Inc.

Article Three
The Amendment Was Duly Adopted By The Following Method (choose one box only):

- ☐ The amendment was adopted by the incorporators prior to the issuance of shares.
- ☐ The amendment was adopted by a sufficient vote of the shareholders.
- ☒ The amendment was adopted by the board of directors without shareholder action as shareholder action was not required.

Article Four
The Date Of The Adoption Of The Amendment Was:

January 18, 2010

Article Five
The Undersigned Does Hereby Certify That A Notice To Publish The Filing Of Articles Of Amendment To Change The Corporation's Name Along With The Publication Fee Of $40.00 Has Been Forwarded To The Legal Organ Of The County Of The Registered Office As Required By O.C.G.A. §14-2-1006.1

IN WITNESS WHEREOF, the undersigned has executed these Articles Of Amendment

On January 19, 2010
(Date)

[signature] Director
(Signature And Capacity in which signing)

CD 100

CORPORATIONS DIVISION
2010 JAN 20 PM 3:35

State of Georgia
Expedite Name Change 1 Page(s)

T1002010528